UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2012

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of the shareholders (the “Annual Meeting”) of Harley-Davidson, Inc. (the “Company”) was held April 28, 2012. At the Annual Meeting, shareholders elected the following directors for terms expiring in 2013 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non- Votes
Barry K. Allen	172,889,229	3,940,646	24,978,225
R. John Anderson	175,795,005	1,034,870	24,978,225
Richard I. Beattie	172,626,016	4,203,859	24,978,225
Martha F. Brooks	174,437,536	2,392,339	24,978,225
George H. Conrades	162,521,226	14,308,649	24,978,225
Donald A. James	164,693,084	12,136,791	24,978,225
Sara L. Levinson	172,883,747	3,946,128	24,978,225
N. Thomas Linebarger	163,209,442	13,620,433	24,978,225
George L. Miles, Jr.	139,871,364	36,958,511	24,978,225
James A. Norling	172,564,315	4,265,560	24,978,225
Keith E. Wandell	170,066,992	6,762,883	24,978,225
Jochen Zeitz	173,897,701	2,932,174	24,978,225

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval, by advisory vote, of the compensation of the Company’s Named Executive Officers	171,432,208	4,844,215	553,452	24,978,225
Ratification of Ernst & Young LLP as the Company’s independent auditors	187,819,059	13,066,639	922,402	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 3, 2012	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary